                                                                      EXHIBIT 11


                             LTC PROPERTIES, INC.
                COMPUTATION OF NET INCOME PER SHARE (unaudited)
                    (In thousands except per share amount)


                                                                                 Three  months ended June 30,
                                                                                    1997                 1996
                                                                          --------------      ---------------
PRIMARY:
  Net income applicable to common shares                                         $ 7,226              $ 5,617
                                                                          ==============       ==============
Applicable common shares:
  Weighted average outstanding shares during the period                           22,831               18,548
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
    the treasury stock method)                                                       315                  411
                                                                          --------------      ---------------
      Total                                                                       23,146               18,959
                                                                          ==============       ==============
  Net income per share of common stock                                           $  0.31              $  0.30
                                                                          ==============       ==============

FULLY DILUTED:
  Net income                                                                     $ 7,226              $ 5,617
  Add back minority interest                                                           - (a)                - (a)
  Reduction of interest and amortization expenses resulting from assumed conversion of  9.75% convertible subordinated
    debentures                                                                        21                   47
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  8.5% convertible subordinated debentures                    - (a)                - (a)
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  8.25% convertible subordinated debentures                   - (a)                - (a)
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  7.75% convertible subordinated debentures                   - (a)                - (a)
  Less applicable income taxes                                                         -                    -
                                                                          --------------       --------------
    Adjusted net income applicable to common shares                              $ 7,247              $ 5,664
                                                                          ==============       ==============
  Applicable common shares:
    Weighted average outstanding shares during the period                         22,831               18,548
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
      treasury stock method)                                                         323                  435
    Assumed conversion of partnership units                                            - (a)                - (a)
    Assumed conversion of 9.75% convertible subordinated debentures                   82                  191
    Assumed conversion of 8.5% convertible subordinated debentures                     - (a)                - (a)
    Assumed conversion of 8.25% convertible subordinated debentures                    - (a)                - (a)
    Assumed conversion of 7.75% convertible subordinated debentures                    - (a)                - (a)
    Less contingent shares                                                             -                    -
                                                                          --------------       --------------
         Total                                                                    23,236               19,174
                                                                          ==============       ==============
Net income per share of common stock                                             $  0.31              $  0.30
                                                                          ==============       ==============

a) Conversion of partnership units and convertible subordinated debentures would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.

                             LTC PROPERTIES, INC.
                COMPUTATION OF NET INCOME PER SHARE (unaudited)
                    (In thousands except per share amount)


                                                                                    Six months ended June 30,
                                                                                    1997                 1996
                                                                          --------------      ---------------
PRIMARY:
  Net income applicable to common shares                                         $14,405              $11,072
                                                                          ==============       ==============
  Applicable common shares:
    Weighted average outstanding shares during the period                         22,413               18,482
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
      the treasury stock method)                                                     389                  418
        Total                                                                     22,802               18,900
                                                                          ==============       ==============
  Net income per share of common stock                                           $  0.63              $  0.59
                                                                          ==============       ==============

FULLY DILUTED:
  Net income                                                                     $14,405              $11,072
  Add back minority interest                                                           - (a)                - (a)
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  9.75% convertible subordinated debentures                  42                   99
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  8.5% convertible subordinated debentures                    - (a)                - (a)
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  8.25% convertible subordinated debentures                   - (a)                - (a)
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  7.75% convertible subordinated debentures                   - (a)                - (a)
  Less applicable income taxes                                                         -                    -
                                                                          --------------       --------------
        Adjusted net income applicable to common shares                          $14,447              $11,171
                                                                          ==============       ==============
  Applicable common shares:
    Weighted average outstanding shares during the period                         22,413               18,482
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
      treasury stock method)                                                         389                  435
    Assumed conversion of partnership units                                            - (a)                - (a)
    Assumed conversion of 9.75% convertible subordinated
     debentures                                                                       83                  199
    Assumed conversion of 8.5% convertible subordinated debentures                     - (a)                - (a)
    Assumed conversion of 8.25% convertible subordinated debentures                    - (a)                - (a)
    Assumed conversion of 7.75% convertible subordinated debentures                    - (a)                - (a)
    Less contingent shares                                                             -                    -
                                                                          --------------       --------------
         Total                                                                    22,885               19,116
                                                                          ==============       ==============
Net income per share of common stock                                             $  0.63              $  0.58
                                                                          ==============       ==============

a) Conversion of partnership units and convertible subordinated debentures would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.